SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2006

NWH, INC
(Exact name of registrant as specified in its charter)

Delaware	0-23598	13-3735316
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

156 West 56th Street Suite 2001, New York,	New York 10019
(Address of principal executive offices)	(Zip Code)

(212) 582-1212

(Registrants’ telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.             Completion of Acquisition or Disposition of Assets.

On August 7, 2006, NWH, Inc. (NWH), the parent company of health care payer services organization Electronic Network Systems, Inc. (ENS), announced that, at a special meeting held on August 7 in New York, its stockholders voted to approve the acquisition of the company by Ingenix, Inc. (Ingenix), a leading health information company and a subsidiary of UnitedHealth Group. Of the stockholders who voted, over ninety-nine percent voted in favor of the acquisition. The acquisition is expected to close prior to the open of business on August 9, 2006. Upon completion of the transaction, NWH will become a wholly-owned subsidiary of Ingenix.

NWH and Ingenix entered into a definitive agreement on May 25, 2006, under which Ingenix agreed to acquire all of the outstanding shares of NWH for a cash price of $18.24 per share, or approximately $54 million.

Ingenix, a wholly-owned subsidiary of UnitedHealth Group, provides products and services to a diverse customer base within the health care community. Organizations rely on its innovative technology to improve the delivery and operations of their business. More information about Ingenix and its products and services can be obtained at http://www.ingenix.com.

NWH, Inc., a holding and strategic resource company, owns and operates Electronic Network Systems, Inc. (ENS), which offers Internet and e-commerce connectivity between thousands of health care providers such as physicians, hospitals, clinics, practice management software vendors and third-party commercial payers. More information about ENS and its products and services can be obtained at http://www.enshealth.com.

Certain statements contained in this report, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding NWH’s financial and business prospects and capital requirements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NWH, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to:  the fact that completion of the merger is dependent upon, among other things, receipt of stockholder approvals, the timing of which cannot be predicted with precision and which may not be received at all.  A further list and description of some of these risks and uncertainties can be found in NWH’s reports filed with the Securities and Exchange Commission from time to time, including NWH’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Given these uncertainties, undue reliance should not be placed on such forward-looking statements. NWH disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including NWH’s Annual Report on Form 10-K as filed with the SEC on December 30, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov. NWH assumes no obligation to update the forward-looking statements included in this report.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included herein:

	99.1	Press Release dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2006

NWH, INC.
(Registrant)

By:	/s/ Terrence S. Cassidy
Terrence S. Cassidy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

99.1                           Press Release dated August 7, 2006.